UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) April 10, 2003
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                                 CIT GROUP INC.
                                 --------------
             (Exact name of registrant as specified in its charter)

       Delaware                     1-1861                   65-1051192
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   (State or other                (Commission                (IRS Employer
   jurisdiction of                File Number)            Identification No.)
    incorporation)

                                   1 CIT Drive
                          Livingston, New Jersey 07039
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              (Address of registrant's principal executive office)


        Registrant's telephone number, including area code (973) 740-5000
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          (Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure.

      On April 10, 2003, a putative class action lawsuit, asserting claims under the Securities Act of 1933, was filed in the United States District Court for the Southern District of New York against CIT, its Chief Executive Officer and its Chief Financial Officer. The lawsuit contains allegations that the registration statement and prospectus prepared and filed in connection with CIT's July 2002 initial public offering were materially false and misleading, principally with respect to the adequacy of CIT's telecommunications-related loan loss reserves at the time. The lawsuit purports to be brought on behalf of all those who purchased CIT common stock in or traceable to the initial public offering, and seeks, among other relief, unspecified damages or rescission for those alleged class members who still hold CIT stock and unspecified damages for other alleged class members. As is common in cases like this, additional substantially similar lawsuits have also been filed.

      CIT believes that the allegations in each of these actions are without merit and that its disclosures were proper, complete and accurate. CIT intends to vigorously defend against these actions.


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

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              CIT GROUP INC.
                                              --------------
                                              (Registrant)

                                              By: /s/ Joseph M. Leone
                                             -----------------------------------
                                                      Joseph M. Leone
                                                      Executive Vice President &
                                                      Chief Financial Officer



Dated: April 22, 2003


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